Exhibit 99.1

CommScope Reports Second Quarter 2024 Results

Second Quarter Highlights

•
Consolidated net sales of $1.39 billion
•
Core net sales of $1.05 billion*
•
GAAP income from continuing operations of $74.8 million
•
Consolidated non-GAAP adjusted EBITDA of $302.1 million (1)
•
Core non-GAAP adjusted EBITDA of $201.1 million* (1)
•
Cash flow generated by operations of $50.8 million and non-GAAP adjusted free cash flow of $68.7 million (1)

* Core financial measures exclude the results and performance of the Outdoor Wireless Networks (OWN) segment and Distributed Antenna Systems (DAS) business unit of the Networking, Intelligent Cellular & Security Solutions (NICS) segment of $333 million of net sales and $101 million of non-GAAP adjusted EBITDA. See “Core Measures” below.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

CLAREMONT, NC, August 8, 2024 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended June 30, 2024.

Summary of Consolidated Results
	Q2	Q2	% Change
	2024	2023	YOY
	(in millions, except per share amounts)
Consolidated net sales	$1,386.9	$1,588.8	(12.7)%
Core net sales (1)	1,053.6	1,269.2	(17.0)
GAAP income (loss) from continuing operations	74.8	(63.1)	NM
GAAP income (loss) from continuing operations per share	0.27	(0.37)	NM
Consolidated non-GAAP adjusted EBITDA (2)	302.1	252.7	19.5
Core non-GAAP adjusted EBITDA (1) (2)	201.1	201.7	(0.3)
Non-GAAP adjusted net income per diluted share (2)	0.34	0.17	100.0

NM – Not meaningful
(1) Core financial measures exclude the results and performance of the OWN segment and DAS business unit in the NICS segment.
(2) See “Non-GAAP Financial Measures” below.

“As expected, our second quarter results improved from the first quarter. Our performance in our Core businesses was mixed with strength in Connectivity and Cable Solutions (CCS) and continued weakness in Access Network Solutions (ANS) and NICS. Our focus on profitability through CommScope NEXT during the downturn is now paying dividends as our Core EBITDA margin in the second quarter was 19.1% up from 10.2% in the first quarter and 15.9% in the second quarter of 2023. We are pleased with our CCS performance as datacenter and GenAI was a strong driver of growth. We are well positioned to take advantage of what we believe to be a multi-year growth cycle in this business. CCS adjusted EBITDA of $173 million improved versus prior year and the first quarter of 2024 by 107% and 80%, respectively. Despite an improved second quarter, visibility remains limited as customers continue to deal with higher-than-normal inventory levels and upgrade cycles are delayed. As previously reported, CommScope entered into a definitive agreement to sell its OWN segment as well as the DAS business unit of the NICS segment to Amphenol Corporation (NYSE: APH). Upon closing, CommScope will receive approximately $2.1 billion in cash,” said Chuck Treadway, President and Chief Executive Officer.

“Despite improved performance sequentially, Core CommScope net sales declined 17% from the prior year to $1.05 billion and delivered adjusted EBITDA of $201 million. Although visibility remains limited, our full year Core adjusted EBITDA guideposts are $700 to $800 million. We continue to evaluate capital structure alternatives and expect to meet with our existing lenders in the third quarter to address the upcoming debt maturities. We finished the quarter with significant liquidity of $880 million,” said Kyle Lorentzen, Chief Financial Officer.

Second Quarter Results and Comparisons

Net sales in the second quarter of 2024 decreased 12.7% year-over-year to $1.39 billion. Core net sales decreased 17.0% year-over-year due to lower net sales in the ANS and NICS (excluding DAS) segments, partially offset by stronger sales in the CCS segment. Net sales decreased across all regions, except the Canada region, in the second quarter of 2024.

Income from continuing operations of $74.8 million, or $0.27 per share, in the second quarter of 2024, improved compared to the prior year period's loss from continuing operations of $(63.1) million, or $(0.37) per share. Non-GAAP adjusted net income for the second quarter of 2024 was $86.9 million, or $0.34 per share, versus $44.2 million, or $0.17 per share, in the second quarter of 2023.

Non-GAAP adjusted EBITDA increased 19.5% to $302.1 million in the second quarter of 2024 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 21.8% in the second quarter of 2024 compared to 15.9% in the same prior year period. Core non-GAAP adjusted EBITDA decreased 0.3% to $201.1 million in the second quarter of 2024 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 19.1% in the second quarter of 2024 compared to 15.9% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Second Quarter Comparisons

Sales by Region

			% Change
	Q2 2024	Q2 2023	YOY
United States	$889.0	$996.7	(10.8)%
Europe, Middle East and Africa	223.4	282.4	(20.9)
Asia Pacific	168.3	173.2	(2.8)
Caribbean and Latin America	58.8	99.3	(40.8)
Canada	47.4	37.2	27.4
Total net sales	$1,386.9	$1,588.8	(12.7)%

Segment Net Sales

			% Change
	Q2 2024	Q2 2023	YOY
CCS	$728.4	$697.0	4.5%
NICS (excluding DAS)	132.4	236.8	(44.1)
ANS	192.8	335.4	(42.5)
Core net sales (1)	1,053.6	1,269.2	(17.0)
OWN	256.3	228.8	12.0
DAS	77.0	90.8	(15.2)
Total net sales	$1,386.9	$1,588.8	(12.7)%

Segment Operating Income (Loss)

			% Change
	Q2 2024	Q2 2023	YOY
CCS	$130.6	$32.7	299.4%
NICS (excluding DAS)	(24.8)	33.7	(173.6)
ANS	2.1	5.3	(60.4)
Core operating income (1)	107.9	71.7	50.5
OWN	62.4	27.4	127.7
DAS	22.5	11.0	104.5
Corporate and other (2)	—	(11.9)	NM
Total operating income	$192.8	$98.2	96.3%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q2 2024	Q2 2023	YOY
CCS	$171.4	$82.9	106.8%
NICS (excluding DAS)	(3.5)	55.8	(106.3)
ANS	33.2	63.0	(47.3)
Core adjusted EBITDA (1)	201.1	201.7	(0.3)
OWN	75.4	41.7	80.8
DAS	25.6	19.1	34.0
Corporate and other (2)	—	(9.8)	NM
Total segment adjusted EBITDA	$302.1	$252.7	19.5%

NM – Not meaningful

(1) Core financial measures exclude the results and performance of the OWN segment and DAS business unit in the NICS segment.

(2) The prior year period includes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

•
CCS - Net sales of $728.4 million increased 4.5% from the prior year period primarily driven by an increase in the Enterprise business.
•
NICS (excluding DAS) - Net sales of $132.4 million decreased 44.1% from the prior year period primarily driven by declines in Ruckus and Intelligent Cellular Networks.
•
ANS - Net sales of $192.8 million decreased 42.5% from the prior year period primarily driven by declines in Access Technologies and Broadband Network Solutions.
•
OWN - Net sales of $256.3 million increased 12.0% from the prior year period primarily driven by an increase in Base Station Antennas and HELIAX product sales.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in the second quarter of 2024 was $50.8 million.
•
Non-GAAP adjusted free cash flow in the second quarter of 2024 was $68.7 million after adjusting operating cash flow for $5.3 million of additions to property, plant and equipment, $7.0 million of cash paid for restructuring costs and $16.2 million of cash paid for transaction, transformation and integration costs.
•
The Company ended the second quarter with $345.9 million in cash and cash equivalents.
•
As of June 30, 2024, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $535.4 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $881.3 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter 2024 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned sale of its OWN segment and DAS business unit. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS (excluding DAS), and ANS segments. They do not include the results of the OWN segment and DAS business unit. The Core results and the OWN and DAS results represent the business results as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the expected timing of the closing of the sale of the OWN and DAS businesses (the Transaction); the expected benefits of the Transaction, including the expected financial performance of CommScope following the Transaction; the ability of the parties to obtain any required regulatory approvals in connection with the Transaction and to complete the Transaction considering the various closing conditions; expenses related to the Transaction and any potential future costs; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement governing the Transaction, or an inability to consummate the Transaction on the terms described or at all; the effect of the announcement of the Transaction on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the Transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction; the ability to meet expectations regarding the timing and completion of the Transaction; potential litigation relating to the Transaction; restrictions during the pendency of the Transaction that may impact the ability to pursue certain business opportunities, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2023 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$1,386.9	$1,588.8	$2,555.3	$3,253.2
Cost of sales	839.3	1,019.9	1,605.5	2,054.1
Gross profit	547.6	568.9	949.8	1,199.1
Transition service agreement income	8.4	—	18.0	—
Operating expenses:
Selling, general and administrative	210.3	230.0	410.0	462.0
Research and development	91.6	128.3	196.0	253.9
Amortization of purchased intangible assets	60.4	75.8	134.6	176.4
Restructuring costs, net	0.9	36.6	31.5	25.5
Total operating expenses	363.2	470.7	772.1	917.8
Operating income	192.8	98.2	195.7	281.3
Other income, net	3.7	1.7	2.6	7.0
Interest expense	(167.5)	(168.5)	(335.2)	(333.6)
Interest income	2.1	1.9	5.7	4.4
Income (loss) from continuing operations before income taxes	31.1	(66.7)	(131.2)	(40.9)
Income tax (expense) benefit	43.7	3.6	(56.1)	7.6
Income (loss) from continuing operations	74.8	(63.1)	(187.3)	(33.3)
Loss from discontinued operations, net of income tax (expense) benefit of $6.8, $(12.0), $(10.8) and $(8.2), respectively	(30.4)	(37.3)	(127.5)	(63.7)
Net income (loss)	44.4	(100.4)	(314.8)	(97.0)
Series A convertible preferred stock dividends	(16.2)	(15.3)	(32.2)	(30.4)
Net income (loss) attributable to common stockholders	$28.2	$(115.7)	$(347.0)	$(127.4)

Basic:
Earnings (loss) from continuing operations per share	$0.27	$(0.37)	$(1.03)	$(0.30)
Loss from discontinued operations per share	(0.14)	(0.18)	(0.60)	(0.31)
Earnings (loss) per share	$0.13	$(0.55)	$(1.63)	$(0.61)

Diluted:
Earnings (loss) from continuing operations per share	$0.27	$(0.37)	$(1.03)	$(0.30)
Loss from discontinued operations per share	(0.14)	(0.18)	(0.60)	(0.31)
Earnings (loss) per share	$0.13	$(0.55)	$(1.63)	$(0.61)

Weighted average shares outstanding:
Basic	213.5	210.5	212.9	209.7
Diluted (a)	215.5	210.5	212.9	209.7
(a) Calculation of diluted earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$28.2	$(115.7)	$(347.0)	$(127.4)

Weighted average shares (basic)	213.5	210.5	212.9	209.7
Dilutive effect of equity-based awards	2.0	—	—	—
Denominator (diluted)	215.5	210.5	212.9	209.7

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$345.9	$543.8
Accounts receivable, net of allowance for doubtful accounts of $23.4 and $32.2, respectively	999.8	815.2
Inventories, net	1,041.8	1,079.7
Prepaid expenses and other current assets	177.3	145.4
Current assets held for sale	2.0	278.6
Total current assets	2,566.8	2,862.7
Property, plant and equipment, net of accumulated depreciation of $890.9 and $866.1, respectively	436.6	500.6
Goodwill	3,500.3	3,514.4
Other intangible assets, net	1,445.8	1,582.7
Deferred income taxes	559.2	615.6
Other noncurrent assets	312.3	295.9
Total assets	$8,821.0	$9,371.9
Liabilities and Stockholders' Deficit
Accounts payable	$494.8	$435.9
Accrued and other liabilities	671.7	634.3
Current portion of long-term debt	1,306.6	32.0
Current liabilities held for sale	—	307.2
Total current liabilities	2,473.1	1,409.4
Long-term debt	7,968.2	9,246.6
Deferred income taxes	115.6	110.7
Other noncurrent liabilities	388.6	411.9
Total liabilities	10,945.5	11,178.6
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,194.3	1,162.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,194,261 and 1,162,085, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 215,851,423 and 212,108,634, respectively	2.3	2.3
Additional paid-in capital	2,531.0	2,550.4
Accumulated deficit	(5,267.9)	(4,953.1)
Accumulated other comprehensive loss	(280.7)	(266.7)
Treasury stock, at cost: 15,633,218 shares and 14,424,126 shares, respectively	(303.5)	(301.7)
Total stockholders' deficit	(3,318.8)	(2,968.8)
Total liabilities and stockholders' deficit	$8,821.0	$9,371.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating Activities:
Net income (loss)	$44.4	$(100.4)	$(314.8)	$(97.0)
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	89.8	139.4	202.5	303.5
Equity-based compensation	1.6	10.7	12.8	24.2
Deferred income taxes	(80.6)	(31.9)	6.8	(61.9)
Asset impairments	17.2	—	17.2	—
Changes in assets and liabilities:
Accounts receivable	(160.6)	(0.9)	(180.5)	174.4
Inventories	15.3	167.5	46.7	135.6
Prepaid expenses and other assets	(29.7)	6.1	(101.6)	16.3
Accounts payable and other liabilities	144.2	(92.9)	117.4	(411.2)
Other	9.2	39.2	66.6	6.8
Net cash generated by (used in) operating activities	50.8	136.8	(126.9)	90.7
Investing Activities:
Additions to property, plant and equipment	(5.3)	(20.8)	(11.3)	(35.2)
Proceeds from sale of property, plant and equipment	0.2	0.8	0.2	41.6
Acquisition of a business	(45.1)	—	(45.1)	—
Other	—	11.2	8.6	20.5
Net cash generated by (used in) investing activities	(50.2)	(8.8)	(47.6)	26.9
Financing Activities:
Long-term debt repaid	(8.0)	(8.0)	(16.0)	(16.0)
Long-term debt repurchases	—	(25.0)	—	(75.0)
Tax withholding payments for vested equity-based compensation awards	(1.6)	(3.9)	(1.8)	(8.9)
Other	—	0.2	—	2.1
Net cash used in financing activities	(9.6)	(36.7)	(17.8)	(97.8)
Effect of exchange rate changes on cash and cash equivalents	(2.3)	(0.5)	(5.6)	0.2
Change in cash and cash equivalents	(11.3)	90.8	(197.9)	20.0
Cash and cash equivalents at beginning of period	357.2	327.3	543.8	398.1
Cash and cash equivalents at end of period	$345.9	$418.1	$345.9	$418.1

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Income (loss) from continuing operations, as reported	$74.8	$(63.1)	$(187.3)	$(33.3)
Income tax expense (benefit), as reported	(43.7)	(3.6)	56.1	(7.6)
Interest income, as reported	(2.1)	(1.9)	(5.7)	(4.4)
Interest expense, as reported	167.5	168.5	335.2	333.6
Other income, net, as reported	(3.7)	(1.7)	(2.6)	(7.0)
Operating income, as reported	$192.8	$98.2	$195.7	$281.3
Adjustments:
Amortization of purchased intangible assets	60.4	75.8	134.6	176.4
Restructuring costs, net	0.9	36.6	31.5	25.5
Equity-based compensation	1.6	9.9	12.8	22.2
Transaction, transformation and integration costs	23.7	2.8	32.3	3.1
Acquisition accounting adjustments	—	0.2	—	0.8
Recovery for Russian accounts receivable	—	(2.0)	—	(2.0)
Cyber incident costs	—	3.6	—	3.6
Depreciation	22.7	27.6	48.2	55.5
Total adjustments to operating income	109.3	154.5	259.4	285.1
Non-GAAP adjusted EBITDA	$302.1	$252.7	$455.1	$566.4

Income (loss) from continuing operations, as reported	$74.8	$(63.1)	$(187.3)	$(33.3)
Adjustments:
Total pretax adjustments to adjusted EBITDA	86.6	126.9	211.2	229.6
Pretax amortization of debt issuance costs and OID (1)	6.7	6.9	13.3	13.8
Pretax gain on debt transactions (2)	—	(2.9)	—	(10.4)
Tax effects of adjustments and other tax items (3)	(81.2)	(23.6)	29.4	(68.8)
Non-GAAP adjusted net income	$86.9	$44.2	$66.6	$130.9
GAAP earnings (loss) from continuing operations per share, as reported (4)	$0.27	$(0.37)	$(1.03)	$(0.30)
Non-GAAP adjusted diluted EPS (5)	$0.34	$0.17	$0.26	$0.52

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP earnings (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 258.3 million and 253.1 million for the three months ended June 30, 2024 and 2023, respectively, and 257.1 million and 252.6 million for the six months ended June 30, 2024 and 2023, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q2 2024	Q2 2023	YOY
United States	$889.0	$996.7	(10.8)%
Europe, Middle East and Africa	223.4	282.4	(20.9)
Asia Pacific	168.3	173.2	(2.8)
Caribbean and Latin America	58.8	99.3	(40.8)
Canada	47.4	37.2	27.4
Total net sales	$1,386.9	$1,588.8	(12.7)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q2 2024	Q2 2023	YOY
CCS	$728.4	$697.0	4.5%
NICS (excluding DAS)	132.4	236.8	(44.1)
ANS	192.8	335.4	(42.5)
Core net sales (1)	1,053.6	1,269.2	(17.0)
OWN	256.3	228.8	12.0
DAS	77.0	90.8	(15.2)
Total net sales	$1,386.9	$1,588.8	(12.7)%

Segment Adjusted EBITDA (2)
			% Change
	Q2 2024	Q2 2023	YOY
CCS	$171.4	$82.9	106.8%
NICS (excluding DAS)	(3.5)	55.8	(106.3)
ANS	33.2	63.0	(47.3)
Core adjusted EBITDA (1)	201.1	201.7	(0.3)
OWN	75.4	41.7	80.8
DAS	25.6	19.1	34.0
Corporate and other (3)	—	(9.8)	NM
Total segment adjusted EBITDA	$302.1	$252.7	19.5%

NM – Not meaningful

(1) Core financial measures exclude the results and performance of the OWN segment and DAS business unit in the NICS segment.
(2) See “Non-GAAP Financial Measures” above.

(3) The prior year period includes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Second Quarter 2024 Segment Adjusted EBITDA Reconciliation

	CCS	NICS (excluding DAS)	ANS	OWN	DAS	Total
Operating income (loss), as reported	$130.6	$(24.8)	$2.1	$62.4	$22.5	$192.8
Amortization of purchased intangible assets	18.3	12.7	24.3	3.8	1.2	60.4
Restructuring costs (credits), net	0.4	1.3	(1.1)	0.2	0.1	0.9
Equity-based compensation	0.7	0.4	0.2	0.3	0.1	1.6
Transaction, transformation and integration costs	7.6	5.4	3.8	6.1	0.9	23.7
Depreciation	13.7	1.5	4.0	2.6	0.9	22.7
Segment adjusted EBITDA	$171.4	$(3.5)	$33.2	$75.4	$25.6	$302.1
Segment adjusted EBITDA % of sales	23.5%	(2.6%)	17.2%	29.4%	33.2%	21.8%

Second Quarter 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS (excluding DAS)	ANS	OWN	DAS	Corporate and other (1)	Total
Operating income (loss), as reported	$32.7	$33.7	$5.3	$27.4	$11.0	$(11.9)	$98.2
Amortization of purchased intangible assets	18.9	12.7	37.4	5.0	1.6	0.2	75.8
Restructuring costs, net	13.2	3.8	9.3	3.8	5.2	1.3	36.6
Equity-based compensation	3.2	2.1	2.7	1.4	0.3	0.2	9.9
Transaction, transformation and integration costs	0.4	0.4	1.7	0.2	—	0.1	2.8
Acquisition accounting adjustments	—	0.3	—	—	—	—	0.2
Recovery of Russian accounts receivable	(2.0)	—	—	—	—	—	(2.0)
Cyber incident costs	1.7	0.5	0.7	0.7	—	—	3.6
Depreciation	14.8	2.5	5.9	3.3	0.8	0.3	27.6
Segment adjusted EBITDA	$82.9	$55.8	$63.0	$41.7	$19.1	$(9.8)	$252.7
Segment adjusted EBITDA % of sales	11.9%	23.6%	18.8%	18.2%	21.0%	NM	15.9%

(1) Includes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Cash flow from operations	$136.8	$138.8	$60.4	$(177.7)	$50.8
Capital expenditures	(20.8)	(8.7)	(9.4)	(6.0)	(5.3)
Free cash flow	116.0	130.1	51.0	(183.7)	45.5
Transaction, transformation and integration costs	1.7	11.5	13.4	20.3	16.2
Restructuring costs, net	31.1	40.1	27.1	9.3	7.0
Adjusted free cash flow	$148.8	$181.7	$91.5	$(154.1)	$68.7

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Gross profit, as reported	$568.8	$501.0	$448.3	$402.2	$547.6
Equity-based compensation	1.3	1.1	1.2	1.1	0.1
Acquisition accounting adjustments	0.4	0.3	—	0.1	—
Patent claims and litigation settlements	—	(3.5)	—	—	—
Adjusted gross profit	$570.5	$498.9	$449.5	$403.4	$547.7
Adjusted gross profit as % of sales	35.9%	37.0%	37.9%	34.5%	39.5%

GAAP to Non-GAAP Adjusted Operating Expense
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Selling, general and administrative, as reported	$230.0	$209.0	$202.3	$199.7	$210.3
Research and development, as reported	128.3	102.6	103.2	104.4	91.6
Operating expenses	$358.3	$311.6	$305.5	$304.1	$301.9
Equity-based compensation	8.6	9.4	9.6	10.1	1.5
Transaction, transformation and integration costs	2.8	14.6	9.4	8.5	23.7
Recovery for Russian accounts receivable	(2.0)	—	—	—	—
Cyber incident costs	3.6	1.5	0.4	—	—
Adjusted operating expense	$345.3	$286.1	$286.1	$285.5	$276.7
Adjusted operating expense as % of sales	21.7%	21.2%	24.1%	24.4%	20.0%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.